Consent of Independent Auditors




We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated January 31, 2000 with respect to Principal Life Insurance Company Separate Account B and Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 16 to Form N-4 No. 33-74232) and related Prospectus of Principal Life Insurance Company Separate Account B Flexible Variable Annuity Contract.

/s/ Ernst & Young LLP

Des Moines, Iowa
November 15, 2000